 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 2, 2017

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33‑0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 2, 2017, AVX Corporation (the “Company”) held its Annual Meeting of Shareholders in Greenville, South Carolina.

The shareholders elected all of the Company’s nominees for director and ratified the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2018.

The results of the votes of shareholders on each matter presented at the annual meeting are as follows:

1.  Election of Directors:

Election of the following person, to serve as a Class I Director for a term expiring at the annual meeting of shareholders in 2019:

	Number of Votes
	For	Withheld	Broker Non-Votes
Hideo Tanimoto	147,721,538	15,588,235	2,627,498

Election of the following persons, each to serve as a Class III Director for a term expiring at the annual meeting of shareholders in 2020:

	Number of Votes
	For	Withheld	Broker Non-Votes
Donald B. Christiansen	161,381,338	1,928,435	2,627,498
Shoichi Aoki	147,596,454	15,713,319	2,627,498
Hiroshi Fure	147,725,470	15,584,303	2,627,498

2.  With respect to the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent accountants for the fiscal year ending March 31, 2018:

Number of Votes
For	Against	Abstain	Broker Non-Votes
165,602,697	327,746	6,828	-

3. With respect to the advisory vote on the compensation of the Company’s named executive officers:

Number of Votes
For	Against	Abstain	Broker Non-Votes
161,913,520	1,243,984	152,269	2,627,498

4. With respect to the advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers:

Number of Votes
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
29,705,700	65,863	133,509,607	28,603	2,627,498

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2017

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Executive Vice President,
Chief Financial Officer
and Treasurer